Exhibit 99.1

    Innotrac Corporation Announces 2003 Fourth Quarter and Yearend Results

    ATLANTA, March 30 /PRNewswire-FirstCall/ -- Innotrac Corporation (Nasdaq: INOC) announced financial results today for the fourth quarter and year ended December 31, 2003. For the three months ended December 31, 2003, the Company generated $5.9 million in positive cash flow from operations on revenues of $20.2 million. Revenues were up approximately 9.1% on a quarter-over-quarter basis. Gross margins were 53.3%. For the year ended
December 31, 2003, the Company generated $3.8 million in positive cash flow from operations on revenues of $74.7 million.

    In the fourth quarter, the Company recorded valuation allowances totaling approximately $10.6 million on an after-tax basis against the Company's deferred tax asset and a certain aged account receivable. The receivable allowance relates to past due amounts owed by a long-term client with whom the Company has an ongoing relationship. In February 2004, the Company entered into an arrangement with this client to reduce the aged balance over the next several months and has received significant payments from this client in February and March. In regards to the second valuation allowance, the Company determined the need to record the deferred tax asset allowance once the recording of the receivable allowance generated an operating loss for the quarter and the full year. Accordingly, the Company reported net losses of $10.4 million or $.89 per share, and $12.0 million or $1.04 per share, for the fourth quarter and year ended December 31, 2003, respectively.

    "In the fourth quarter, we continued our pace of revenue and cash flow growth. The valuation allowances we recorded had no effect on the Company's cash flow, as they were both non-cash charges. Additionally, income taxes associated with future earnings will be offset by a reduction in the valuation allowance which will benefit our earnings per share for the foreseeable future," stated David L. Gamsey, Chief Financial Officer.

    Conference Call

    Innotrac Corporation will hold a conference call to discuss this release this evening, March 30th, at 5:00 p.m. Eastern Standard Time. Investors can listen to the conference call live by dialing 1-877-569-0972
(Conference ID: 5964942) or by logging on to www.innotrac.com and clicking on "Webcasts and Presentations" in the "Company" section. The Webcast will be archived and available at the same Web address. Additionally, audio playback will be available at 1-800-642-1687 (Conference ID: 5964942).

    About Innotrac

    Innotrac Corporation, founded in 1984 and based in Atlanta, Georgia, is a full-service fulfillment and logistics provider serving enterprise clients and world-class brands. The Company employs sophisticated order processing and warehouse management technology and operates seven fulfillment centers and two call centers in five cities spanning all time zones across the continental United States. For more information about Innotrac, visit the Innotrac Web site, www.innotrac.com .

    Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Innotrac's operating results, performance or financial condition are competition, the demand for Innotrac's services, Innotrac's ability to retain its clients, the state of the telecommunications industry in general, Innotrac's ability to maintain profit margins in the face of pricing pressures and numerous other factors discussed in Innotrac's 2003 Annual Report on Form 10-K and other filings on file with the Securities and Exchange Commission.


                          INNOTRAC CORPORATION
             Condensed Consolidated Statements of Operations
                (in thousands, except per share amounts)

                               Three Months Ended  Twelve Months Ended
                                  December 31,        December 31,
                                   (Unaudited)         (Audited)
                                  2003     2002      2003     2002
    Revenues                     $20,230  $21,956   $74,740  $82,420

    Cost of revenues:
        Cost of revenues           9,451   12,800    35,157   46,444
        Special credit                 -        -         -     (293)
           Total cost of
            revenues               9,451   12,800    35,157   46,151
        Gross margin              10,779    9,156    39,583   36,269
    Operating expenses:
        Selling, general and
         administrative
         expenses                 10,082    9,573    36,444   37,332
        Special charges, net           -   (1,398)      (30)     404
        Depreciation and
         amortization              1,333    1,494     5,622    5,336
            Total operating
             expenses             11,415    9,669    42,036   43,072
    Operating income (loss)         (636)    (513)   (2,453)  (6,803)
        Interest expense             160       86       741      318
        Other                         19       (2)       15     (124)
            Total other expense      179       84       756      194
    (Loss) before income taxes      (815)    (597)   (3,209)  (6,997)
        Income tax provision
         (benefit)                 9,632     (207)    8,772   (2,578)
    Net (loss)                  $(10,447)   $(390) $(11,981) $(4,419)

    Earnings per share:
        Basic                     $(0.89)  $(0.03)   $(1.04)  $(0.38)
        Diluted                   $(0.89)  $(0.03)   $(1.04)  $(0.38)

    Weighted average shares
        outstanding:
        Basic                     11,678   11,418    11,542   11,516
        Diluted                   11,678   11,418    11,542   11,516

    Note: these statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 30, 2004.


                              INNOTRAC CORPORATION
                      Condensed Consolidated Balance Sheets
                                 (in thousands)

                                                 December 31,     December 31,
                                                    2003              2002
                   ASSETS                         (Audited)        (Audited)
    Current Assets:
        Cash                                        $2,228              $961
        Accounts receivable, net                    15,682            14,203
        Inventories, net                            10,896            24,098
        Deferred income taxes, net                     -                 552
        Prepaid expenses and other                     915             2,357
           Total current assets                     29,721            42,171

     Property and equipment, net                    14,750            18,915

     Goodwill                                       25,169            24,988
     Deferred income taxes, net                        -               7,940
     Other assets, net                               1,322             1,485

        Total Assets                               $70,962           $95,499

    LIABILITIES AND SHAREHOLDERS' EQUITY
    Current Liabilities:
        Accounts payable                            $5,738           $13,517
        Accrued expenses and other                   2,577             6,626
        Line of credit                              11,802               -
           Total current liabilities                20,117            20,143

    Noncurrent Liabilities:
        Line of credit                                 -              14,372
        Other non-current liabilities                1,083             1,125
           Total noncurrent liabilities              1,083            15,497

     Total shareholders' equity                     49,762            59,859

        Total Liabilities and
         Shareholders' Equity                      $70,962           $95,499

    Note: these statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 30, 2004.


                               INNOTRAC CORPORATION
                 Condensed Consolidated Statements of Cash Flows
                                  (in thousands)

                                     Three Months Ended    Twelve Months Ended
                                         December 31,          December 31,
                                       2003        2002       2003      2002
                                   (Unaudited) (Unaudited) (Audited) (Audited)

    CASH FLOWS FROM OPERATING
     ACTIVITIES:
    Net (loss)                      $(10,447)    $(390)    $(11,981) $(4,419)
    Adjustments to net loss:
       Depreciation and amortization   1,333     1,494        5,622    5,336
       Loss on impairment or disposal
        of fixed assets                   21       -             22    3,638
       Deferred income taxes           9,541      (207)       8,492   (5,317)
       Amortization of deferred
        compensation                      18        18           72       72
       Changes in working capital:
          Accounts receivable, net      (683)    2,474       (1,479)    (541)
          Inventory                    4,743    (4,108)      13,202    3,165
          Prepaid assets and other     1,280      (564)       1,338    1,248
          Accounts payable, accrued
           expenses and other             60     2,204      (11,494)     688
       Cash provided by (used in)
        operating activities           5,866       921        3,794    3,870

    CASH FLOWS FROM INVESTING
     ACTIVITIES:
    Capital expenditures                (163)   (1,162)      (1,182) (12,830)
    Payments for business acquired       -         130         (181) (13,502)
    Sale of marketable securities        -         -            -        436
       Cash (used in) investing
        activities                      (163)   (1,032)      (1,363) (25,896)

    CASH FLOWS FROM FINANCING
     ACTIVITIES:
    Net (repayments) borrowings under
     line of credit                   (5,188)      965       (2,570)  14,372
    Repayment of long term debt          (19)      (41)        (119)    (250)
    Loan fees paid                       -         (50)         (31)    (100)
    Exercise of employee stock options   547       -          1,556      -
    Sale (purchase) of treasury stock
     shares                              -         -            -       (448)
       Cash (used in) provided by
        financing activities          (4,660)      874       (1,164)  13,574

    Net increase (decrease) in cash    1,043       763        1,267   (8,452)
    Cash, beginning of period          1,185       198          961    9,413
    Cash, end of period               $2,228      $961       $2,228     $961

    Note: these statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 30, 2004.

SOURCE  Innotrac Corporation
    -0-                             03/30/2004
    /CONTACT: David L. Gamsey, Chief Financial Officer of Innotrac Corporation, +1-678-584-4020, or dgamsey@innotrac.com/
    /Web site:  http://www.innotrac.com /
    (INOC)

CO:  Innotrac Corporation
ST:  Georgia
IN:  CPR TLS
SU:  ERN CCA MAV